UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025
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TPG Private Equity Opportunities, L.P.
(Exact name of registrant as specified in its charter)
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Delaware	000-56717	99-4755034
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
301 Commerce Street, Suite 3300, Fort Worth, TX 76102
(Address of principal executive offices and zip code)
(212) 583-5000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
On June 2, 2025, TPG Private Equity Opportunities Fund, L.P., a Delaware limited partnership (the “Fund”), entered into a management agreement (the “Management Agreement”) with T-POP Management Company, LLC (the “Manager”). A description of the Management Agreement was included under “Item 1. Business—Management Agreement” of Amendment No. 1 to the Fund’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on February 19, 2025 and is incorporated herein by reference. Such summary description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities.
On June 2, 2025, the Fund sold unregistered limited partnership units (the “Units”) of the Fund as part of its continuous private offering for aggregate consideration of $316.1 million. The following table details the Units sold:

Class	Number of Units Sold	Aggregate Consideration
Class R-I	3,518,200	$87,955,000
Class R-D	120,000	$3,000,000
Class R-S	5,044,916	$126,122,900
Class F(1)	3,959,960	$98,999,000
(1)Represents Class F Units purchased by TPG Operating Group II, L.P. and certain of its subsidiaries, each an affiliate of the Fund’s general partner, TPG Private Equity Opportunities GenPar, L.P. (the “General Partner”).
The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors (except as noted above), including through TPG Private Equity Opportunities (TE), L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, and that invests all or substantially all of its assets indirectly in the Fund’s Class I Units.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2025, the Fund entered into an Amended and Restated Limited Partnership Agreement (the “A&R LPA”), with the General Partner and each of the Fund’s Limited Partners. The A&R LPA amended and restated the Fund’s initial Limited Partnership Agreement, dated August 30, 2024, by and among the General Partner and TPG LP A, Inc., as the initial limited partner. Pursuant to the A&R LPA, overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s board of directors (the “Board”), including the independent directors thereof (the “Independent Directors”), with respect to periodic reports under the Securities Exchange Act of 1934, as amended, and certain situations involving conflicts of interest. Without limitation, and subject to the terms of the A&R LPA, the General Partner may, on behalf of the Fund, without further notice to or consent from the Fund’s limited partners, do the following:

•make, manage and direct the Fund’s investments consistent with the purposes of the Fund, including in or alongside other funds managed by affiliates of the General Partner;
•make dispositions of, or otherwise realize, the Fund’s investments;
•provide, or arrange for the provision of, consulting, financial, managerial and other advice and assistance to the Fund’s portfolio companies and any affiliates thereof;
•incur all expenditures permitted by the A&R LPA and, to the extent that funds of the Fund are available (including from borrowings of the Fund), pay all expenses, debts and obligations of the Fund;
•contract with and dismiss from service any and all consultants, custodians of the assets of the Fund or other agents;
•sue, prosecute, settle or compromise all claims against third parties and defend, compromise, settle or accept judgment in respect of claims against the Fund;
•except as otherwise provided in the A&R LPA, enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, evidences of indebtedness or other instruments as the General Partner shall determine to be appropriate in furtherance of the purposes of the Fund (including contracting with the Management Company);
•take any action that the General Partner deems necessary or advisable to ensure that the assets of the Fund are not deemed to be “plan assets” within the meaning of Department of Labor regulations as modified by Section 3(42) of ERISA; and
•do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Fund in accordance with the A&R LPA.

In addition, among other things, the A&R LPA provides for (i) the composition of the Board, (ii) certain transactions requiring approval of the Independent Directors, (iii) the payment by the Fund to the Management Company of the management fee and maintenance fee, (iv) indemnification and exculpation provisions, (v) the types of fees and expenses paid by the Fund, and (vi) the Fund’s unit redemption program.

The foregoing summary description of the A&R LPA does not purport to be complete and is qualified in its entirety by reference to the A&R LPA, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Limited Partnership Agreement, dated as of June 2, 2025
10.1	Management Agreement, dated as of June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Private Equity Opportunities, L.P.

Dated: June 6, 2025	By:	/s/ Matt White
	Name:	Matt White
	Title:	Chief Financial Officer